Exhibit 99.1

United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(123,984)
Unrealized Gain (Loss) on Market Value of Futures	(411,432)
Dividend Income	61
Interest Income	43
Total Income (Loss)	$(535,312)

Expenses
Professional Fees	$2,400
General Partner Management Fees	2,010
SEC & FINRA Registration Expense	600
Brokerage Commissions	261
NYMEX License Fee	50
Prepaid Insurance Expense	50
Non-interested Directors' Fees and Expenses	41
Total Expenses	5,412
Expense Waiver	(2,898)
Net Expenses	$2,514
Net Income (Loss)	$(537,826)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$4,214,279
Net Income (Loss)	(537,826)

Net Asset Value End of Month	$3,676,453
Net Asset Value Per Share (150,000 Shares)	$24.51

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612